Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated July 13, 2004, with respect to the financial statements of Insert Therapeutics, Inc. included in the Current Report on Form 8-K/A of Arrowhead Research Corporation.

/s/    ROSE, SNYDER & JACOBS

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

August 10, 2004